                                                                   EXHIBIT 10.20

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August ___ 2001, among PMC CAPITAL, INC., a Florida corporation ("Borrower"), certain Lenders, and BANK ONE, NA, with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A. ("Administrative Agent").

                             PRELIMINARY STATEMENT:

         Borrower, Administrative Agent and Lenders are party to that certain Credit Agreement (as renewed, extended, amended and restated, the "Credit Agreement") dated as of March 22, 2000, pursuant to which the Lenders have made and may hereafter make loans to Borrower. Borrower, Administrative Agent and Lenders have agreed to amend the Credit Agreement in order to modify certain covenants contained therein.

         Accordingly, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and Lenders agree as follows:

1. Defined Terms; References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to "Sections," "Schedules" and "Exhibits" are to sections, schedules and exhibits to the Credit Agreement.

2. Amendments.

         (a) The defined term "Asset Coverage Ratio" in Section 1.1 of the Credit Agreement is amended in its entirety as follows:

                           "Asset Coverage Ratio" means, at any time:

                           (a) the ratio of (i) the sum of (A) unencumbered cash and cash equivalents of Borrower and First Western, plus (B) the aggregate outstanding principal balance of whole unencumbered Performing Commercial Loans then owned by Borrower of First Western, plus (C) 50% of the aggregate outstanding amount of any B-Pieces to (ii) the outstanding principal amount of Senior Debt for which either Borrower or First Western is obligated; and

                           (b) for all the Companies, the ratio of (i) the sum of (A) unencumbered cash and cash equivalents of the Companies, plus (B) the aggregate outstanding principal balance of whole unencumbered Performing Commercial Loans then owned by any Company, plus (C) 50% of the aggregate outstanding amount of any B-Pieces to (ii) the outstanding principal amount of Senior Debt for which any Company is obligated.

         (b) The defined term "B-Pieces" in Section 1.1 of the Credit Agreement is amended in its entirety as follows:

                                    "B-Pieces" means, at any time, the "Over
                           Collaterized" component of the "Retained Interest in Transferred Assets" line item on Borrower's balance sheet, and specifically excludes the "Reserve Fund" and "Interest Only" components of such line item.

         (c) Section 9.1 of the Credit Agreement is hereby amended in its entirety as follows:

                                    9.1. Minimum Net Worth. The Companies'
                           consolidated Net Worth shall not at any time (but calculated for compliance reporting purposes as of the last day of each fiscal quarter of Borrower) be less than the sum of (a) $73,000,000 plus (b) 100% of the Net Proceeds from any Equity Issuance by any Company after the Closing Date.

         (d) Section 9.5 of the Credit Agreement is hereby amended in its entirety as follows:

                                    9.5. Minimum Asset Coverage Ratio. The Asset
                           Coverage Ratio shall at all times (but calculated for compliance reporting purposes as of the last day of each fiscal quarter of Borrower) be greater than or equal to (a) 1.10 to 1.00 for Borrower and First Western and (b) 1.35 for the Companies.

3. Conditions Precedent. Notwithstanding any contrary provisions, the foregoing paragraphs in this Amendment are not effective unless and until (a) the representations and warranties in this Amendment are true and correct, (b) Administrative Agent receives counterparts of this Amendment executed by each party named below.

4. Ratifications. This Amendment modifies and supersedes all inconsistent terms and provisions of the Credit Documents, and except as expressly modified and superseded by this Amendment, the Credit Documents are ratified and confirmed and continue in full force and effect. Borrower, Administrative Agent and Lenders agree that the Credit Documents, as amended by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that (a) this Amendment and any Credit Documents to be delivered under this Amendment have been duly executed and delivered by Borrower, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment and any Credit Document to be delivered under this Amendment, (c) this Amendment and any Credit Documents to be delivered under this Amendment are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as limited by any applicable Debtor Relief Laws, (d) the execution, delivery and performance by Borrower of this Amendment and any Credit Documents to be delivered under this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Governmental Requirements, agreements or understandings to which Borrower is a party or by which Borrower is bound, (e) the representations and warranties contained in the Credit Agreement, as amended by this Amendment, and any other Credit Document are true and correct in all material respects as of the date of this Amendment, and (f) as of the date of this Amendment, no Event of Default or Potential Default exists or is imminent.

6. References. All references in the Credit Documents to the "Credit Agreement" refer to the Credit Agreement as amended by this Amendment. This Amendment is a "Credit Document" referred to in the Credit Agreement and the provisions relating to Credit Documents in the Credit Agreement are incorporated by reference, the same as if set forth verbatim in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

8. Parties Bound. This Amendment binds and inures to the benefit of Borrower, Administrative Agent and each Lender, and, subject to Section 13 of the Credit Agreement, their respective successors and assigns.

9. Entirety. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]

         EXECUTED as of the date first stated above.

                                    BANK ONE, NA,
                                    as Administrative Agent and a Lender


                                    By:
                                       -----------------------------------------
                                           Bradley C. Peters,  Vice President



                                    PMC CAPITAL, INC.,
                                    as Borrower


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------